UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2024

VERACYTE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 243-6300
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VCYT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On February 5, 2024 (the “Closing Date”), Veracyte, Inc., a Delaware corporation (“Veracyte”), completed its previously announced acquisition of C2i Genomics, Inc., a Delaware corporation (“C2i Genomics”), for a purchase price of $70.0 million to C2i Genomics securityholders, subject to customary purchase price adjustments (the “Closing Consideration”), pursuant to an Agreement and Plan of Merger, dated as of January 5, 2024, by and among Veracyte, C2i Genomics, Canary Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Veracyte, Veracyte Diagnostics, LLC, a Delaware limited liability company and a wholly owned subsidiary of Veracyte, and Fortis Advisors LLC, as the securityholders’ agent (the “Securityholders’ Agent”) (such agreement, the “Merger Agreement” with such acquisition pursuant to the Merger Agreement being referred to herein as the “Acquisition”).

Under the Merger Agreement, Veracyte deposited $8.0 million of the Closing Consideration into escrow to secure certain indemnification obligations of the C2i Genomics securityholders and $0.2 million of the Closing Consideration was deposited with the Securityholders’ Agent for payment or reimbursement of certain expenses potentially to be incurred by the Securityholders’ Agent in connection with the Acquisition. The as-adjusted remainder of the Closing Consideration will be paid to the C2i Genomics securityholders in an aggregate amount of up to 2,698,349 shares of Veracyte common stock (such shares of common stock, the “Stock Consideration”), and in the case of any C2i Genomics securityholder who did not certify they were an “accredited investor” (as such term is defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)), cash in lieu of their respective portion of Stock Consideration. The exact number of shares to be issued by Veracyte to C2i Genomics securityholders as Stock Consideration will be determined upon receipt of such accredited investor certifications, which may occur following the Closing Date. The Merger Agreement also requires Veracyte to register the Stock Consideration under the Securities Act for resale following the Closing Date.

The Merger Agreement also provides for payments to C2i Genomics noteholders, in addition to the Closing Consideration, of up to $25.0 million based on the achievement of future performance milestones over the next two years (the “Milestone Payments”). Subject to certain limitations, the Milestone Payments shall be payable in cash or shares of Veracyte common stock at Veracyte’s election, and if the latter, shall be based on a 20-day volume-weighted trading average of Veracyte shares prior to the applicable payment date.

In connection with the Acquisition, Veracyte obtained from the Securities and Exchange Commission, pursuant to its authority under Rule 3-13 under Regulation S-X, a partial waiver from the requirements of Rule 3-05 and Article 11 of Regulations S-X to provide certain financial statements of C2i Genomics relating to the Acquisition. As a result, Veracyte will only provide the audited financial statements of C2i Genomics for the year ended December 31, 2023 and the unaudited pro forma condensed combined balance sheet of Veracyte giving effect to the Acquisition for the year ended December 31, 2023 (collectively, the “Financial Statements”). Veracyte will provide the Financial Statements in an amendment to this Current Report on Form 8-K to be filed within 71 days following the date that this Current Report on Form 8-K must be filed (the “Financial Statement Due Date”), pursuant to Item 9.01 of Form 8-K.

Item 3.02    Unregistered Sales of Equity Securities.

The information set forth above under Item 2.01 relating to the Stock Consideration is hereby incorporated by reference into this Item 3.02. Such Stock Consideration will be deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 5, 2024

VERACYTE, INC.

		By:	/s/ Rebecca Chambers
		Name:	Rebecca Chambers
		Title:	Chief Financial Officer
Principal Financial Officer